Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2004, except for Note 16 as to which the date is February 18, 2004, relating to the financial statements and financial statement schedule of iVillage Inc., which appears in iVillage Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 12, 2005